                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this joint proxy registration statement on Form S-4 of our report dated March 17, 1999, on our audits of the financial statements and financial statement schedules of Tower Realty Trust, Inc. as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from March 27, 1997 through December 31, 1997 and Tower Predecessor for the period from January 1, 1997 through October 15, 1997 and as of and for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                          PricewaterhouseCoopers LLP

New York, New York
March 29, 1999